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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121853) pertaining to the Equity Incentive Plan of GMH Communities Trust of our report dated March 31, 2005, with respect to the consolidated financial statements of GMH Communities Trust and schedule and the combined financial statements of The GMH Predecessor Entities and schedule included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 31, 2005

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Consent of Independent Registered Public Accounting Firm